SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 1, 1999

                                  CYBEAR, INC.
                                  ------------
             (Exact name of registrant as specified in its charter)

   DELAWARE                      333-24671                       13-3936988
   --------                      ---------                       ----------
(State or other                 (Commission                    (IRS Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)

           BOCA RATON, FLORIDA                                33431
           -------------------                                -----
(Address of principal executive offices)                   (Zip Code)

        Registrant's telephone number, including area code (305) 947-3010


         ______________________________________________________________
         (Former name or former address, if changed since last report.)

Item 5.           OTHER EVENTS.

On June 1, 1999, the Registrant entered into an Agreement with Cox Interactive Media, Inc. ("CIM"), an operator of web sites and other online and interactive services in over twenty cities in the U.S. The Agreement has a 25-month term beginning on June 1, 1999, and may be extended by mutual agreement. Under the terms of the Agreement, the Registrant will, by September 1, 1999, provide healthcare-related content for new health channels that CIM will include on 23 of its existing web sites and 6 future web sites and the Registrant's logo will appear on the initial health channel page of the CIM web sites. Additionally, the Registrant's products will be advertised on the Cox web sites. The Registrant will pay to CIM a fee of $3,625,000 payable in monthly installments during the term of the Agreement in exchange for CIM's implementing, updating and maintaining the Internet portal box that will appear on the new health channels to be included on CIM's web sites and for advertising services CIM will provide to the Registrant.

Item 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  (c)      Exhibits

                           Exhibit 10.11 - Agreement between Cybear, Inc. and Cox Interactive Media, Inc. entered into as of June 1, 1999.*
                   --------------------
                   * A request for confidential treatment has been made for
                     certain portions of this Exhibit.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      CYBEAR, INC.

Date:  June 8, 1999                   By: /s/ EDWARD E. GOLDMAN
                                          --------------------------------------
                                              Edward E. Goldman, M.D., President

                                  EXHIBIT INDEX

         EXHIBIT                    DESCRIPTION
         -------                    -----------
         Exhibit 10.11              Agreement between the Cybear, Inc. and Cox
                                    Interactive Media, Inc. entered into as of
                                    June 1, 1999.*
         --------------------
         * A request for confidential treatment has been made for certain portions of this Exhibit.